Exhibit 4.1

VINTAGE WINE ESTATES, INC. (INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA) THIS CERTIFIES THAT * * SPECIMEN * * NUMBER CERT.9999 SHARES **9,000,000,000***** ***9,000,000’000**** ****9,000,000,000*** *****9,000,000,000** ******9,000,000’000* is the registered owner of CUSIP: 92747V106 ISIN: US92747V1061 * NINE BILLION AND 00/100 * FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF VINTAGE WINE ESTATES, INC. transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers. DATED: JANUARY 01,2009 COUNTERSIGNED AND REGISTERED by TSX Trust Company Toronto, Ontario, Canada, and Vancouver, British Columbia, Canada. Transfer agent and Registrar COUNTERSIGNED by Continental Stock Transfer & Trust Co. 1 State Street, 30th Floor New York, NY 10004 Co-Transfer Agent By AUTHORIZED OFFICER By AUTHORIZED OFFICER Patrick Roney Chief Executive Officer Kathy DeVillers Chief Financial Officer The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Toronto, Ontario, Canada, and at the offices of Continental Stock Transfer & Trust Company, New York, New York, USA SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 6239026

FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) —————————————-‘Shares of the Capilal Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises. Dated: Signature: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITIEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. Guaranteed by: 999999 ACCT9999 TIR5405 CERT.9999 RESTRICTIONS SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE THIS IS WATERMARKED PAPER DO NOT ACCEPT WITHOUT NOTHING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE.